                                                                    EXHIBIT 2.27

                       THIRD AMENDMENT TO LOAN AGREEMENT

     This Third Amendment to Loan Agreement (this "Amendment") is made and entered into as of January 24, 2000, by and among CSG Systems, Inc., a Delaware corporation ("CSG"), and CSG Systems International, Inc., a Delaware corporation ("Holdings"), as co-borrowers on a joint and several basis (each individually being from time to time referred to herein as a "Borrower" and collectively as the "Borrowers"), the Lenders named in the Loan Agreement (as defined below), and Paribas (formerly known as Banque Paribas), not in its individual capacity but solely in its capacity as the agent on behalf of the Lenders (in such capacity, the "Agent").

                                   Recitals

     A. The Borrowers, the Lenders and the Agent have entered into that certain Loan Agreement, dated as of September 18, 1997 (as amended by that certain First Amendment to Loan Agreement, dated as of November 21, 1997, and that certain Second Amendment to Loan Agreement, dated as of November 16, 1998, and as such may be further amended, modified, supplemented or restated from time to time, the "Loan Agreement"), by and among the Borrowers, the Lenders and the Agent, pursuant to which the Lenders have extended and have agreed to extend and make available to the Borrowers certain advances of credit in accordance with their respective Commitments and upon the terms and conditions set forth in the Loan Agreement and the other Loan Documents.

     B. The Borrowers have requested that the Lenders amend the Loan Agreement as provided below.

     C. The Lenders and the Agent are willing to accommodate the Borrowers' requests, but only on the terms and subject to the conditions specified herein. Capitalized terms not otherwise defined herein shall have the same meanings given to such terms in the Loan Agreement.

                                   Agreement

     Now, Therefore, in consideration of the foregoing recitals and the mutual covenants herein set forth, and intending to be legally bound, the parties hereto agree as follows:

     1.   Amendment to Loan Agreement.

          (a) Amendment to Section 8.8 (Capital Expenditures). Section 8.8 of the Loan Agreement is deleted in its entirety and replaced with the following:

          Section 8.8  Capital Expenditures. (a) Except as otherwise provided in
     Section 8.8(b), the Borrowers shall not, and shall not permit any of their respective Subsidiaries

                                       1.

     to, make or commit to make Capital Expenditures during any of the following Fiscal Years in excess of the following amounts:

          Fiscal Year                 Capital Expenditures
          1999                            $25,000,000
          2000                            $40,000,000
          2001 and thereafter             $45,000,000

     plus any unutilized portion of the immediately preceding Fiscal Year's permitted Capital Expenditures provided that any such unutilized portion carried forward shall not for any Fiscal Year exceed $7,500,000. For purposes of this Section 8.8 only, the term "Capital Expenditures" shall mean an amount equal to "Capital Expenditures," as defined in Section 1.1 of this Agreement, exclusive of the amount of the SUMMITrak/Phoenix Capex Adjustment.

               (b) In addition to and without limiting the Capital Expenditures permitted to be made pursuant to Subsection 8.8(a), the Borrowers may make Capital Expenditures up to an aggregate amount of $30,000,000 for the sole purpose of constructing (including site acquisition and preparation) and equipping (including capitalized software) new data processing facilities (either mainframe or open-systems based, or both) for the Borrowers (the additional Capital Expenditures permitted pursuant to this subsection (b) being referred to herein as the "Data Center Capex").

     2. Limited Amendment; Full Force and Effect. The amendment set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be an amendment, consent or waiver of any other term or condition of the Loan Agreement or the other Loan Documents, to prejudice any right or remedy which the Agent or the Lenders may now have or may have in the future under or in connection with the Loan Agreement or the other Loan Documents or (b) to be a consent to any future amendment, consent or waiver or departure from the terms and conditions of the Loan Agreement or the other Loan Documents. This Amendment shall be construed in connection with and as part of the Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein waived or amended, are hereby ratified and confirmed and shall remain in full force and effect.

     3. Representations and Warranties. In order to induce the Agent and the Lenders to enter into this Amendment, each of the Borrowers hereby jointly and severally represents and warrants to each Lender and the Agent as follows:

          (a) Corporate Power and Authority. Each of the Borrowers has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated hereby. The certificates of incorporation and bylaws of each of the Borrowers have not been amended since September 18, 1997.

                                       2.

          (b) Authorization of Agreements. The execution and delivery of this Amendment and the performance hereof have been duly authorized by all necessary corporate action on the part of the Borrowers.

          (c) No Conflict. The execution and delivery by the Borrowers of this Amendment and the performance by the Borrowers of the Loan Agreement as amended hereby do not and will not contravene (i) any law or regulation binding on or affecting either Borrower or any of its Subsidiaries, (ii) the certificate of incorporation or by-laws of either Borrower or its Subsidiaries, (iii) any order, judgment or decree of any court or other agency of government binding on either Borrower or its Subsidiaries or (iv) any contractual restriction binding on or affecting either Borrower or its Subsidiaries.

          (d) Governmental Consents, Filings. The execution, delivery and performance by the Borrowers of this Amendment and the performance by the Borrowers of the Loan Agreement as amended hereby do not and will not require any authorization or approval of, or other action by, or notice to or filing with any Governmental Authority or regulatory body or the consent of any third party which has not yet been obtained.

          (e) Binding Obligation. This Amendment has been duly executed and delivered by each of the Borrowers and is the binding obligation of each of the Borrowers, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights generally.

          (f) Absence of Default and Modification of Agreements with Other Creditors. After giving effect to this Amendment, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default as defined in the Loan Agreement. Neither Borrower has modified any agreement with any creditor of such Person other than (i) by this Amendment and (ii) modifications of agreements with trade creditors made in the ordinary course of business.

          (g) Restatement of Representations and Warranties in Loan Agreement. Each Borrower, with respect to the representations and warranties set forth in
Article 5 of the Loan Agreement, represents and warrants that each of such representations and warranties is true, correct and complete as of the date of this Amendment (except to the extent such representations and warranties expressly relate to another date or as specifically described therein in which case such representations and warranties are true, correct and complete as of such other date).

     4. Reaffirmation. Each Borrower hereby reaffirms its obligations under each Loan Document to which it is a party.

     5. Effectiveness. This Amendment shall be effective upon the execution and delivery to the Agent of a copy of this Amendment by each Borrower, the Agent and by Lenders representing Required Lenders.

                                       3.

     6.   Miscellaneous.

          (a) Reference to and Effect on the Loan Agreement and the Other Loan Documents. On and after the date on which this Amendment is effective in accordance with Section 5 hereof, each reference in the Loan Agreement or the other Loan Documents to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to such agreement after giving effect hereto.

          (b) Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

          (c) Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

          (d) Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                             [INTENTIONALLY BLANK]

                                       4.

     Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

Borrowers:

                           CSG Systems, Inc., a Delaware corporation

                           By: /s/ Greg A. Parker
                               -----------------------------------------
                               Name:  Greg A. Parker
                               Title: CFO


                           CSG Systems International, Inc., a Delaware corporation

                           By: /s/ Greg A. Parker
                               -----------------------------------------
                               Name:  Greg A. Parker
                                      ----------------------------------
                               Title: CFO
                                      ----------------------------------

Agent:                     Paribas

                           By: /s/ Susan M. Bowes
                               -----------------------------------------
                           Printed Name: Susan M. Bowes
                                         -------------------------------
                           Title: Vice President
                                  --------------------------------------

                           By: /s/ Robert N. Pinkerton
                               -----------------------------------------
                           Printed Name: Robert N. Pinkerton
                                         -------------------------------
                           Title:  Director
                                   -------------------------------------

Lenders:                   Paribas

                           By: /s/ Susan M. Bowes
                               --------------------------------------
                           Printed Name: Susan M. Bowes
                                         -------------------------------
                           Title: Vice President
                                  --------------------------------------

                           By: /s/ Robert N. Pinkerton
                               -----------------------------------------
                           Printed Name: Robert N. Pinkerton
                                         -------------------------------
                           Title: Director
                                  --------------------------------------

                           Norwest Bank Colorado, N.A.

                           By: /s/ John R. Hall
                               -----------------------------------------
                           Printed Name: John R. Hall
                                         -------------------------------
                           Title: Vice President
                                  --------------------------------------

                           Bank of Montreal

                           By:__________________________________________
                           Printed Name:________________________________
                           Title:_______________________________________

                           The Fuji Bank Limited, Los Angeles Agency

                           By: /s/ Masahiro Fukuda
                               -----------------------------------------
                           Printed Name: Masahiro Fukuda
                                         -------------------------------
                           Title: Senior Vice President
                                  --------------------------------------

                           Union Bank of California, N.A.

                           By: /s/ Stender E. Sweeney
                               --------------------------------------
                           Printed Name: Stender E. Sweeney
                                         ----------------------------
                           Title: Assistant Vice President
                                  -----------------------------------

                           National City Bank


                           By: /s/ Wilmer J. Jacobs
                               --------------------------------------
                           Printed Name: Wilmer J. Jacobs
                                         ----------------------------
                           Title: Assistant Vice President
                                  -----------------------------------

                           Bank Austria Creditanstalt Corporate Finance, Inc.

                           By: /s/ Geoffrey C. Haadington
                               --------------------------------------
                           Printed Name: Geoffrey C. Haadington
                                         ----------------------------
                           Title: Senior Associate
                                  -----------------------------------

                           By: /s/ Jack R. Bertges
                               --------------------------------------
                           Printed Name: Jack R. Bertges
                                         ----------------------------
                           Title: Senior Vice President
                                  -----------------------------------

                           Bank of Hawaii

                           By: /s/ Luke Yah
                              ---------------------------------------
                           Printed Name: Luke Yah
                                         ----------------------------
                           Title: Assistant Vice President
                                  -----------------------------------

                           Credit Lyonnais New York Branch

                           By: /s/ Robert Ivosevich
                               --------------------------------------
                           Printed Name: Robert Ivosevich
                                         ----------------------------
                           Title: Senior Vice President
                                  -----------------------------------

                           General Electric Capital Corporation

                           By:  /s/ W. Jerome McDermott
                              ------------------------------------
                           Printed Name:  W. Jerome McDermott
                                        --------------------------
                           Title: Duly Authorized Signatory
                                 ---------------------------------

                           Banque Nationale de Paris


                           By:  /s/ C. Bettles
                                ----------------------------------
                           Printed Name:  C. Bettles
                                        --------------------------
                           Title:  Sr. V.P. & Manager
                                   -------------------------------

                           By:  /s/ Janice Ho
                                ----------------------------------
                           Printed Name:  Janice Ho
                                        --------------------------
                           Title:  Vice President
                                   -------------------------------

                           BBL (USA) Capital Corp.

                           By:____________________________________
                           Printed Name:__________________________
                           Title:_________________________________